EXHIBIT 21



LIST OF SUBSIDIARIES OF THE COMPANY


Autoliv AB (Sweden)
Autoliv Holding, Inc (Delaware)
US Autoliv ASP, Inc. (Indiana)
Autoliv GmbH (Germany)
Autoliv Sicherheitstechnik GmbH (Germany)
Autoliv Stakupress GmbH (Germany)
Autoliv Autosicherheitstechnik GmbH (Germany)
Autoliv Romania SA (Romania) (80%)
Autoliv KFT (Hungary)
Societe Franco Suedoise
d 'Investissement SA (France)
Autoliv France SNC (France)
Gersteen IsoDelta SA (France)
Livbag SA (France) (66%)
Autoliv Composants SNC (France)
NCS Pyrotechnie et Technologies SA (France)
Autoliv Electronics SAS (France)
Autoliv Italia spa (Italy)
Cosma spa (Italy)
Autoliv KLE, S.A.U. (Spain)
Autoliv BKI SA (Spain)
Autoliv Ltd (UK)
Airbags International Ltd (UK)
Tensator Ltd (UK)
Autoliv Holding Ltd (UK)
Autoliv UK Holding Ltd (UK)
Autoliv BV (The Netherlands)
Van Oerle Alberton BV (The Netherlands)
Van Oerle Alberton Holding  BV (The Netherlands)
Van Oerle Alberton International BV (The Netherlands)
Marling B.V.  (The Netherlands)
Autoliv Holding B.V. (The Netherlands)
Autoliv ASP B.V.  (The Netherlands)
Autoliv Overseas BV (The Netherlands)
General Engineering (The Netherlands)
Autosafety Holdings BV (The Netherlands)
Automotive Safety Products BV (The Netherlands)
Autoliv Australia Proprietary Ltd (Australia)
Van Oerle Webco Pty Ltd (Australia)
Autoliv Canada, Inc     (Canada)
Van Oerle Alberton Colfab, Inc  (Canada)
Autoliv do Brasil Ltda. (Brazil)
Autoliv Cankor Otomotiv Emniyet (Turkey)
Autoliv Thailand Ltd (Thailand) (85%)
Autoliv Philippines Inc (Philippines) (75%)
Autoliv South-Africa Pty Ltd (South-Africa)
Autoliv Argentina SA (Argentina)
Autoliv Mexico SA de CV (Mexico)
Autoliv Poland Sp. z. o. o. (Poland)
Autoliv Sverige AB (Sweden)
Autoliv Electronics AB (Sweden)
Svensk Airbag AB (Sweden)
Autoliv Hammarverken AB (Sweden)
Autoliv Mekan AB (Sweden)
Autoflator AB (Sweden)
Autoliv Japan Ltd  (Japan)
Autoliv Nichiyo K.K. (Japan) (60%)

All subsidiaries are wholly-owned unless otherwise indicated.

The names of certain subsidiaries, which considered in the aggregate would not constitute a "significant subsidiary" as such term is defined in the regulations under the federal securities laws, have been omitted from the foregoing list.